A D VALOREM DUTY PAID
ASST. COLLECTOR

STAMP DUTY 48 28.12.09 48 HONG KONG

HONG KONG 00005.00 $ STAMP DUTY PAID

INSTRUMENT OF TRANSFER

GOOD HONOUR INVESTMENT DEVELOPMENT LIMITED
佳信投資發展有限公司

STAMP OFFICE 28.12.09 137 HONG KONG 37

I Chen Xiao Hong
of Room 1121, Dip Shui House, Shui Pin Wai Estate, Yuen Long, Hong Kong
in consideration of the Sum of Dollars Transfer to the transferee at nil consideration
paid to me by (name in full) First Capital China (BVI) Limited
of (full address) 39F Jin Mao Tower, 88 century avenue Pudong New Area, Shanghai China 200121(hereinafter called "the said Transferee") do hereby transfer to the said Transferee 10,000
shares standing in my name in the Register of Good Honour Investment Development Limited 佳信投資發展有限公司
to hold unto the said Transferee its Executors, Administrators or Assigns, subject to the several conditions upon which I hold the same at the time of execution hereof. And we the said Transferee do hereby agree to take the said shares subject to the same conditions.

Witness our hands the 28th day of December, 2009

ADJUDICATED
ADJUDGED DULY STAMPED
ASST. COLLECTOR
28 DEC 2009

Witness to the signature of ______)
Chen Xiao Hong)
Witness' signature ______)
Address ______)
______)
______)
Occupation ______)

Chen Xiao Hong
(Transferor)

Witness to the signature of ______)
on behalf of First Capital China (BVI) Limited)
Witness' signature ______)
Address ______)
______)
______)
Occupation ______

For and on behalf of
First Capital China (BVI) Limited

Wang Su Zhen
Director/Authorised Signatory
(Transferee)

STAMP DUTY 48 28.12.09 48 HONG KONG

HONG KONG 00020.00 $ STAMP DUTY PAID

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